Registration No. 33-96946
           As filed with the Securities and Exchange Commission on March 2, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    ----------------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                (AMENDMANT NO.1)

                            U.S. WIRELESS DATA, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Colorado                                            84-1178691
 ------------------------                              -------------------
  (State or other juris-                                (I.R.S. Employer
 diction of incorporation                              Identification No.)
    or organization)

                          2200 Powell Street, Suite 800
                        Emeryville, California 94608-1876
          ----------------------------------------------------------
         (Address, including zip code of Principal Executive Offices)

                         1992 AMENDED STOCK OPTION PLAN
                         ------------------------------
                            (Full Title of the Plan)

                  Mr. Dean M. Leavitt, Chief Executive Officer
                          2200 Powell Street, Suite 800
                        Emeryville, California 94608-1876
                                 (510) 596-2025
                  ---------------------------------------------
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                               John G. Lewis, Esq.
                    Ireland, Stapleton, Pryor & Pascoe, P.C.
                            1675 Broadway, 26th Floor
                             Denver, Colorado 80202
                            Telephone: (303) 623-2700
                    ----------------------------------------

                                   CALCULATION OF REGISTRATION FEE

Title of each class of      Amount to be             Proposed           Proposed maximum            Amount of
   securities to be          registered          maximum offering      aggregate offering         registration
      registered                                     price per                price                    fee
                                                       Share
-----------------------     ------------         ----------------      ------------------         ------------
 Common Stock, no par        679,540 shares            $0.22 (1)              $149,499                $100*
   value per share

(1) Calculated pursuant to Rule 457(c) based upon the average of the bid and asked price reported in the over-the-counter market as of September 8, 1995 (five days prior to the original date of filing of this Registration Statement).

 *   The Registration Fee has already been paid.

     This registration statement was effective upon filing with the United States Securities and Exchange Commission on September 14, 1995. The Company originally included 880,000 shares of its no par value Common Stock in the registration statement. 679,540 shares of Common Stock have been sold under the registration statement to date. By the filing of this post-effective amendment, the Company hereby removes from registration the balance of 200,460 shares of Common Stock which were registered for sale pursuant to this Registration Statement.


























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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California on February 29, 2000.



                                    U.S. WIRELESS DATA, INC.


                                    By: /s/ Dean M. Leavitt
                                        ----------------------------------------
                                        Dean M. Leavitt, Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                      TITLE                           DATE
---------                      -----                           ----


/s/ Dean M. Leavitt            Chief Executive Officer         February 29, 2000
---------------------------                                    -----------------
Dean M. Leavitt


/s/ Charles I. Leone           Chief Financial and             February 29, 2000
---------------------------    Principal Accounting Officer    -----------------
Charles I. Leone


/s/ Chester N. Winter          Director                        February 29, 2000
---------------------------                                    -----------------
Chester N. Winter


/s/ Alvin C. Rice              Director                        February 29, 2000
---------------------------                                    -----------------
Alvin C. Rice










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